UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(AMENDMENT NO. 1)

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)		July 8, 2005
Axeda Systems Inc.
(Exact name of registrant as specified in its charter)
Delaware	000-26287	23-2763854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Oxford Road, Mansfield, Massachusetts		02048
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code	(508) 337-9200
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Items to be Included in this Report

INTRODUCTION

This Amendment No. 1 amends and supplements the Form 8-K filed by Axeda Systems Inc. on July 14, 2005 (as amended, the “Form 8-K”). The purpose of this Amendment No. 1 is to amend the disclosure under Item 1.01 of the Form 8-K to include disclosure regarding amendments to some of our agreements with Laurus Master Fund, Ltd., or Laurus, that we made in connection with the transactions described in Item 1.01. Furthermore, this Amendment No. 1 files our letter agreement with Laurus regarding those transactions as Exhibit 10.34. Except as otherwise noted, no changes have been made to the Form 8-K. The disclosure provided under Item 1.01 of the Form 8-K is hereby amended to add a description of our agreements with Laurus. Item 9.01 of the Form 8-K is hereby supplemented to add Exhibit 10.34.

Item 1.01 Entry into a Material Definitive Agreement.

The fifth paragraph of Item 1.01 of the Form 8-K is amended to include the following disclosure:

To induce Laurus to subordinate its security interest and to provide all other consents necessary for the transactions with JMI, we agreed that we would pay to Laurus in full in cash all outstanding principal and accrued and unpaid interest owed to Laurus simultaneously with the closing of the JMI transaction. This payment will be deemed to be in full satisfaction of all of our obligations to Laurus, and we will not be required to pay to Laurus the prepayment penalty that would have required payment of 120% of the outstanding principal and accrued and unpaid interest owed to Laurus. If bankruptcy proceedings are initiated by or against us prior to the closing of the JMI transaction, then we will again become obligated to pay the prepayment penalty and any other obligations that may arise.

Item 9.01  Financial Statements and Exhibits.

c. Exhibits

Exhibit  Description

10.34  Letter Agreement, dated July 8, 2005, by and between Axeda Systems Inc.  and Laurus Master Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AXEDA SYSTEMS INC.
(Registrant)

Date:	July 18, 2005	By:	/s/ Karen F. Kupferberg
Karen F. Kupferberg, Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit  Description

10.34  Letter Agreement, dated July 8, 2005, by and between Axeda Systems Inc. and  Laurus Master Fund, Ltd.